EXHIBIT 99.1

                              OPTIONS TALENT GROUP

         ACTION OF THE DIRECTORS BY WRITTENCONSENT WITHOUT A MEETING

The undersigned, being the directors of Options Talent Group (the "Corporation"), a Nevada corporation, hereby consent to the adoption of the following resolutions by written consent in lieu of a meeting, pursuant to
Section 78.315 of the Nevada Revised Statues:

BE IT RESOLVED, that the Audit Committee Charter in the form set forth as Exhibit A attached hereto, be and the same hereby are approved and adopted as the Audit Committee Charter for the Corporation; and

BE IT FURTHER RESOLVED, that in accordance with the aforesaid Audit Committee Charter, the Audit Committee be, and hereby is, comprised of the following directors:

      R. Edward Bell
      Rafiah Kashmiri

BE IT FURTHER RESOLVED, that a Policies and Procedures Manual in substantially the form of Exhibit B attached hereto, be, and is hereby, approved and adopted as the Policies and Procedures Manual for the Corporation and its operating subsidiaries;

BE IT FURTHER RESOLVED, that the Stock Option Plan attached as Exhibit C be, and hereby is, adopted as the Stock Option Plan for the Corporation; and

BE IT FURTHER RESOLVED, that the stock option grants proposed under the aforesaid Stock Option Plan and set forth in Exhibit D be, and the same hereby are, approved; and

BE IT FURTHER RESOLVED, that the Employment Agreements attached as Exhibit E be, and the same hereby are, approved, affirmed and ratified in every respect; and

BE IT FURTHER RESOLVED, the Consulting Agreements set forth in Exhibit F, attached hereto, be and the same hereby are, approved, affirmed and ratified in every respect; and

BE IT FURTHER RESOLVED, that the following persons be, and the same hereby are, designated as officers of the Corporation, to serve as such until the next annual election of officers and until their successors are elected and qualified:


      Mohamad Hadid           Chief Executive Officer
      Mark Tolner             President
      Paul S. Glover          Vice President Finance, Chief Financial
                                Officer, Secretary
      Neil Mauskapf           Chief Technology Officer
      David Elliott           Vice President, Sales

BE IT FURTHER RESOLVED, that the following persons be, and hereby are, appointed as officers of Options Talent, Inc., the Corporation's subsidiary (hereinafter, the "Subsidiary"):

      Mark Tolner             President
      Paul S. Glover          Vice President Finance, Chief Financial
                               Officer, Secretary
      Neil Mauskapf           Chief Technology Officer
      David Elliott           Vice President, Sales

BE IT FURTHER RESOLVED, that the following people be, and hereby are, elected as the directors of the Subsidiary, to serve as such until the next election of the board of directors of the Subsidiary and until their successors are elected and qualified:

      Mohamad Hadid
      Mark Tolner
      Paul S. Glover
      Ralph Edward Bell
      Rafiah Kashmiri

BE IT FURTHER RESOLVED, that the fiscal year of the Corporation shall end on July 31 of each year; and

BE IT FURTHER RESOLVED, that the Audit Report for the Corporation, dated July 31, 2001, attached as Exhibit G, be, and the same hereby is, approved; and

BE IT FURTHER RESOLVED, that the officers of the Corporation be, and hereby are, authorized, empowered, and directed, in the name of and on behalf of the Corporation, to make all such arrangements, to do and perform all such acts and things, and to execute and deliver all such documents or instruments as they may deem necessary or appropriate in order to implement fully each and all of the foregoing actions; and

BE IT FURTHER RESOLVED, that the Secretary of the Corporation be, and hereby is, authorized, empowered, and directed to file a copy of this consent action with the minutes of proceedings of the Board of Directors of the Corporation.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the undersigned directors have caused this Consent to be executed this 15th day of March, 2002.

OPTIONS TALENT GROUP



By:   /s/ Mohamad Hadid                          By:  /s/ R. Edward Bell
      ------------------                              ------------------
      Mohamad Hadid                                   R. Edward Bell
      Chairman, Chief Executive Officer                     Director




By:   /s/ Mark Tolner                            By:  /s/ Rafiah Kashmiri
      -------------------                             --------------------
      Mark Tolner                                     Rafiah Kashmiri
      Director, President                             Director




By:   /s/ Paul S. Glover
      ---------------------
      Paul S. Glover
      Director, Vice President, Chief
      Financial Officer and Secretary